UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	December 22, 2005

TOR Minerals International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-17321	74-2081929
(Commission File Number)	(IRS Employer Identification No.)

722 Burleson Street Corpus Christi, Texas	78402
(Address of Principal Executive Offices)	(Zip Code)

(361) 883-5591

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 22, 2005, our subsidiary, TOR Minerals (M) Sdn. Bhd., (“TMM”), renewed its banking facilities with HSBC Bank Malaysia Bhd. (“HSBC”) and RHB Bank Bhd. (“RHB”) for the purpose of extending the maturity date of the current facilities from October 31, 2005 to October 31, 2006.

The banking facilities with RHB were also amended to include the following:

  Incorporate a Revolving Credit facility as part of the existing Overdraft facility of RM (Malaysian Ringgits) 1.0 million ($265,000) (i.e. an interchangeable Overdraft/Revolving Credit facility) with a combined limit of RM 1.0 million to be used for working capital purposes.
  Increase the Foreign Exchange Contract Line facility by an additional RM 10 million from RM 15 million to RM 25 million ($3,978,780 to $6,631,300) to be used for hedging purposes against TMM’s sales based in currencies other than the Malaysian Ringgit.
  Increase the maximum length of financing for the Multi-Trade Line facility, which is used by TMM for short-term financing against customers’ and inter-company shipments, from the existing 150 days up to 180 days.

The borrowings under both the HSBC and RHB banking facilities are subject to certain subjective acceleration covenants based on the judgment of the banks and a demand provision that provide that the banks may demand payment at any time.

The terms and conditions and other provisions of the loan agreements filed as Exhibits No. 10.1 and 10.2 are incorporated by reference into this Item 1.01.

ITEM 2.03.  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

See our discussion in Item 1.01 with respect to the Company’s banking facilities with HSBC Bank and RHB Bank, which is incorporated by reference into this Item 2.03.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Businesses Acquired. Not applicable.
(b)	Pro Forma Financial Information. Not applicable.
(c)	Shell company transactions. Not applicable.
(d)	Exhibits.

The following exhibit is filed in accordance with the provisions of Item 601 of Regulation S-B:

Exhibit No.	Description
10.1	HSBC Loan Agreement
10.2	RHB Loan Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOR MINERALS INTERNATIONAL, INC. _____________________ (Registrant)

Date: December 27, 2005	LAWRENCE W. HAAS
Lawrence W. Haas Treasurer and CFO

EXHIBIT INDEX

Exhibit No.	Description
10.1	HSBC Loan Agreement
10.2	RHB Loan Agreement